                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 16, 1998

                          MIDDLE BAY OIL COMPANY, INC.
               (Exact name of registrant as specified in charter)


       Alabama                 0-21702                    63-1081013
   (State or other            (Commission                (IRS Employer
     jurisdiction             File Number)               Identification No.)
   of incorporation)

                1221 Lamar Street, Suite 1020, Houston, TX 77010
                    (Address of principal executive offices)

         Registrant's telephone number, including area code: (713) 759-6808

         Former name or former address, if changed since last report: N/A

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION, AND EXHIBITS


         (B)      PRO FORMA FINANCIAL INFORMATION

                          MIDDLE BAY OIL COMPANY, INC.
               Unaudited Condensed Pro Forma Financial Statements

     This is Amendment No. 2 to Form 8-K filed with the Commission on May 4, 1998 (the "Original 8-K").

As discussed in Item 2 of the Original 8-K, Middle Bay Oil Company, Inc, ("Middle Bay") closed an Asset Purchase Agreement (the "Agreement") on April 16, 1998, with Service Drilling Co., L.L.C. ("Service Drilling") and certain of its affiliates , whereby Middle Bay acquired all of the assets of Service Drilling and its affiliates in exchange for Middle Bay common stock and cash.

Service Drilling and its affiliates are privately-owned domestic oil and gas development and production companies with assets located primarily in Oklahoma and the Texas Panhandle. Pursuant to the Agreement, Middle Bay issued 666,000 shares of its common stock and paid an aggregate cash consideration of $6,500,000, subject to post-closing adjustments, in exchange for the assets. The economic effective date of this transaction is March 1, 1998. Asset values were determined by estimating the discounted reserve value of the acquired properties and through negotiation. The cash portion of the consideration is being financed through Middle Bay's credit facility with Compass Bank and from cash on hand.

The following pro forma data presents the results of the Company for the year ended December 31, 1997 and for the three months ended March 31, 1998, as if the Service Drilling acquisition had occurred on January 1, 1997. The pro forma financial statements are also based, in part, on the historical financial statements of Enex Resources Corporation ("Enex"), Shore Oil Company ("Shore") and Bison Energy Corp. ("Bison"). Middle Bay acquired 79.2% of Enex effective March 27, 1998, 100% of Shore effective June 30, 1997 and 100% of Bison effective February 28, 1997. Such historical financial statements for the Enex merger are included in the Form 8-K filed by Middle Bay on May 6, 1998 and such historical financial statements for the Shore merger are included in the Form 8-K/A filed by Middle Bay on September 3. 1997 and such historical financial statements for the Bison merger are included in the Form 8-K/A filed by Middle Bay on April 25, 1997.

The Pro Forma Condensed Statements of Operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 have been prepared assuming the merger had been consummated on January 1, 1997. The Pro Forma Consolidated Balance Sheet has been prepared assuming the merger had been consummated on March 31, 1998.

The proforma results are presented for comparative purposes only and are not necessarily indicative of the results which would have been obtained had the acquisition been consummated as presented. The following data reflects pro forma adjustments for oil and gas revenues, production costs, depreciation and depletion related to the properties and business acquired, and the related income tax effects. The unaudited condensed pro forma financial statements should be read in conjunction with the notes thereto.

                                             Middle Bay Oil Company, Inc.
                                     Unaudited Pro Forma Statement of Operations
                                      For The Three Months Ended March 31, 1998
                                        (In Thousands, Except Per Share Data)

                                                                                                  Service
                                                                 Enex              Acquisition   Drilling
                                    Middle Bay  Acquisition   Pro Forma            of Service    Pro Forma
REVENUES                            Historical    of Enex    Adjustments    Notes   Drilling    Adjustments    Notes   Pro Forma

  Oil and Gas production
    and plant income                $    2,632   $   2,122    $      -              $     516    $       -             $   5,270
  Other revenue                            125         682           -                      -            -                   807
                                    -----------   ---------    ---------             ---------    ----------            ---------

Total Revenue                            2,757       2,804           -                    516            -                 6,077
                                    -----------   ---------    ---------             ---------    ----------            ---------

COSTS AND EXPENSES
  Well operating                         1,184       1,003           -                    323            -                 2,510
  Geological and geophysical               746           -           -                      -            -                   746
  Dryhole costs                            469           -           -                      -            -                   469
  Depreciation, depletion
    and amortization                     1,118         548         235    (1)             169           80     (8)         2,150
  Interest                                 255           -         210    (3)               -          106     (9)           571
  General and administrative             1,127       1,416           -                      -            -                 2,543
                                    -----------   ---------    --------         --------------  -------------           ---------

Total Expenses                           4,899       2,967         445                    492          186                 8,989
                                    -----------   ---------    --------         --------------  -------------           ---------

INCOME (LOSS) FROM OPERATIONS           (2,142)       (163)       (445)                    24         (186)               (2,912)

MINORITY INTEREST                            -        (348)         88    (7)               -            -                  (260)
                                    -----------   ----------   --------         --------------  ------------           ---------

Income (loss) before income taxes
    and investee earnings               (2,142)       (511)       (357)                    24         (186)               (3,172)


Income Tax Expense (Benefit)              (728)        (87)       (151)   (4)               8          (63)    (10)       (1,021)
                                    -----------   ----------    -------         --------------  ------------            ---------

NET INCOME (LOSS)                       (1,414)       (424)       (206)                    16         (123)               (2,151)

DIVIDENDS TO PREFERRED STOCKHOLDERS         68           -           -                      -            -                    68
                                    -----------   ----------    -------         --------------  ------------            ---------

NET LOSS AVAILABLE TO STOCKHOLDERS  $   (1,482)   $   (424)     $ (206)         $          16   $     (123)             $ (2,219)
                                    ===========   ==========    =======         ==============  ============            =========
   Weighted Average
Common Shares Outstanding
   Basic                                 6,720                                                                             7,386
                                    ===========                                                                         =========
   Diluted                               6,720                                                                             7,386
                                    ===========                                                                         =========

NET LOSS PER COMMON SHARE
   Basic                            $    (0.22)                                                                         $  (0.30)
                                    ===========                                                                         =========
   Diluted                          $    (0.22)                                                                         $  (0.30)
                                    ===========                                                                         =========

See Accompanying Notes.



                                           Middle Bay Oil Company, Inc.
                                   Unaudited Pro Forma Statement of Operations
                                      For The Year Ended December 31, 1997
                                      (In Thousands, Except Per Share Data)

                                            Acquisition
                                             of Bison                         Acquisition
                               Middle Bay      Shore     Pro Forma             of Service    Pro Forma
REVENUES                       Historical     & Enex    Adjustments   Notes     Drilling    Adjustments   Notes   Pro Forma

  Oil and gas production
    and plant income            $  10,213   $  12,615    $       -             $  3,174      $      -             $   26,002
  Other revenue                     1,220       2,193          (26)     (5)           -             -                  3,387
                                ----------  ----------   ----------            ---------     ---------            -----------

Total Revenue                      11,433      14,808          (26)               3,174             -                 29,389
                                ----------  ----------   ----------            ---------     ---------            -----------

COSTS AND EXPENSES
  Well operating                    3,849       5,707            -                1,242             -                 10,798
  Geological and geophysical          223           -            -                    -             -                    223
  Abandonment costs                 1,119           2            -                    -             -                  1,121
  Impairments                      21,148           -            -                    -             -                 21,148
  Depreciation, depletion
    and amortization                4,567       2,216        1,498      (1)         676           424      (8)         9,381
  Interest                            671         160          927      (3)           -           424      (9)         2,182
  General and administrative        2,880       2,664          (21)     (5)           -             -                  5,523
                                 ---------  ----------  -----------            ---------    ----------            -----------

Total Expenses                     34,457      10,749        2,404                1,918           848                 50,376
                                 ---------  ----------  -----------            ---------    ----------            -----------

INCOME (LOSS) FROM OPERATIONS     (23,024)      4,059       (2,430)               1,256          (848)               (20,987)

MINORITY INTEREST                       -      (1,013)        (409)     (7)           -             -                 (1,422)
                                 ---------  ----------  -----------            ---------    ----------            -----------

Income (loss) before income taxes
    and investee earnings         (23,024)      3,046       (3,839)               1,256          (848)               (22,409)
Equity in net earnings
   of equity investees                  -          37          (37)     (6)           -             -                      -

INCOME TAX EXPENSE (BENEFIT)       (7,445)        318         (766)     (4)         427          (288)    (10)        (7,754)
                                 ---------  ----------  -----------            ---------    ----------            -----------

NET INCOME (LOSS)                 (15,579)      2,765       (2,110)                 829          (560)               (14,655)

DIVIDENDS TO PREFERRED
  STOCKHOLDERS                        605           -          173      (2)           -             -                    778
                                 ---------  ----------  -----------            ---------    ----------            -----------

NET LOSS AVAILABLE TO
  STOCKHLDERS                    $(16,184)  $   2,765   $   (2,283)            $    829     $    (560)            $  (15,433)
                                 =========  ==========  ===========            =========    ==========            ===========
    Weighted Average
 Common Shares Outstanding
   Basic                            3,397                                                                              5,139
                                 =========                                                                        ===========

   Diluted                          3,397                                                                              5,139
                                 =========                                                                        ===========

NET LOSS PER COMMON SHARE
   Basic                         $  (4.76)                                                                        $    (3.00)
                                 =========                                                                        ===========
   Diluted                       $  (4.76)                                                                        $    (3.00)
                                 =========                                                                        ===========

See Accompanying Notes.

                                            Middle Bay Oil Company, Inc.
                                   Unaudited Pro Forma Consolidated Balance Sheet
                                                 As of March 31, 1998
                                                     (In Thousands)


                                                          Acquisition
                               ASSETS      Middle Bay      of Service       Pro Forma
                                           Historical       Drilling         Combined

Current Assets:
  Cash and Cash Equivalents                $   5,947      $   (1,000)       $  4,947
  Notes and Accounts Receivable - Trade        2,950               -           2,950
  Other Current Assets                           471               -             471
  Assets Held for Resale                         206               -             206
                                            ---------      ----------       ---------

    Total Current Assets                       9,574          (1,000)          8,574
                                            ---------      ----------       ---------

  Notes Receivable - Stockholder                 168               -             168

  Property, Plant and Equipment, at cost:
         (Successful Efforts Method)
      Oil and Gas Properties                  82,708          11,578          94,286
      Furniture, Fixtures and Other              835               -             835
                                            ---------      ----------       ---------

    Total Property                            83,543          11,578          95,121
                                            ---------      ----------       ---------

    Accumulated Depreciation and Depletion   (31,754)              -         (31,754)
                                            ---------      ----------       ---------

  Net Property                                51,789          11,578          63,367

  Other Assets                                   207               -             207

                                             ========      ==========       =========
TOTAL ASSETS                                 $61,738       $  10,578        $ 72,316
                                             ========      ==========       =========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current Maturity of Long-term Liabilities                           $       2,603   $           -    $         2,603
  Accounts Payable and accrued expenses                                       3,392               -              3,392
  Oil and Gas Revenue Payable                                                   196               -                196
  Other Current Liabilities                                                     908               -                908
                                                                      --------------  --------------   ----------------

    Total Current Liabilities                                                 7,099               -              7,099
                                                                      --------------  --------------   ----------------

  Long-term Debt                                                             24,500           5,500             30,000
  Deferred Income Taxes                                                       4,052               -              4,052
  Minority Interest                                                           7,668               -              7,668
                                                                      --------------  --------------   ----------------

TOTAL LIABILITIES                                                            43,319           5,500             48,819
                                                                      --------------  --------------   ----------------

STOCKHOLDERS' EQUITY
  Preferred Stock                                                             3,627               -              3,627
  Common Stock                                                                  157              13                170
  Additional Paid-in Capital                                                 32,963           5,065             38,028
  Unearned Stock Compensation                                                   (34)              -                (34)
   Accumulated Deficit                                                      (18,227)              -            (18,227)
  Less Cost of Treasury Stock; 21,773 shares                                    (68)              -                (68)
                                                                      --------------  --------------   ----------------

TOTAL STOCKHOLDERS' EQUITY                                                   18,418           5,078             23,496
                                                                      --------------  --------------   ----------------

TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                           $      61,737   $      10,578    $        72,315
                                                                      ==============  ==============   ================


See accompanying notes to unaudited pro forma consolidated financial statements.

MIDDLE BAY OIL COMPANY, INC.
Notes to Unaudited Condensed Pro Forma Financial Statements

Note A - Pro Forma Adjustments for Bison and Shore Mergers

     On February 10, 1997, Middle Bay and Bison entered into a Merger Agreement whereby Bison was merged into Middle Bay, effective February 28, 1997. The merger was accounted for using the purchase method of accounting. In completing the merger, Middle Bay issued 605,556 shares of Middle Bay common stock and paid $6,654,114 in cash in exchange for all of the issued and outstanding Bison common stock.

     On June 20, 1997, Middle Bay and Shore entered into a Merger Agreement whereby Shore was merged into Middle Bay effective June 30, 1997. The merger was accounted for using the purchase method of accounting. In completing the merger Middle Bay issued 1,883,333 shares of Middle Bay common stock, 266,667 shares of Middle Bay Series B convertible preferred stock and paid $200,000 in cash in exchange for all of the issued and outstanding Shore common stock. Middle Bay also paid Shore's indebtedness to its shareholders of $2,333,303 and assumed bank debt of Shore amounting to $2,105,000.

     The mergers were accounted for as purchases of Bison and Shore by Middle Bay and as a result of the purchase method of accounting, Middle Bay's cost of acquiring Bison and Shore were allocated to assets and liabilities acquired based on estimated fair values.

     Middle Bay incurred approximately $35,000 and $38,000 in legal and accounting expenses related to the Bison and Shore mergers, respectively, which were included as a cost of the merger.

     The accompanying Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 have been prepared as if the Bison and Shore mergers had occurred on January 1, 1997 and reflect the following adjustments:

     (1) To adjust depletion, depreciation and amortization expense to reflect Middle Bay's purchase price allocated to property and equipment using the unit of production method utilized by Middle Bay.

     (2) To record the preferred stock dividends paid on the preferred stock issued for the cash portion of the Bison purchase price and issuded in the Shore purchase price.

     (3) To record the reduction in interest expense on the debt retired.

     (4) To adjust the provision for income taxes for the change in financial taxable income as a result of the mergers.

     (5) To reflect the impact on the weighted average common shares outstanding for the issuance of 2,488,889 shares of Middle Bay common stock in conjunction with the Bison and Shore mergers.

     (6) To remove management income for accounting and administrative functions performed by Bison for other entities. Subsequent to the merger, Bison no longer performed such functions.

     (7) To remove equity in net earnings of equity investees that were not purchased.

     (8) To reflect the issuance of 388,884 shares of Series A Preferred Stock, 266,667 Shares of Series B Preferred Stock and, 2,488,889 shares of Middle Bay common stock in conjunction with the Bison and Shore mergers. Pro Forma basic net income (loss) per common share information is computed by dividing net income (loss), adjusted for the preferred stock dividend requirement of $93,332 for the six months ended June 30, 1997 by the Pro Forma weighted average common shares outstanding. Shares issuable upon exercise of options and upon conversion of preferred stock are included in the computations of the pro forma dilutive income per common and common equivalent shares if the effect is dilutive.

Note B - Pro Forma Adjustments for Purchase of Enex

     Middle Bay Oil Company, Inc, acquired on March 27, 1998, 1,064,432 shares of the common stock of Enex Resources Corporation, a Delaware corporation, for $15,966,480 or $15 per share pursuant to Middle Bay's tender offer (the "tender offer") which began on February 19, 1998. The Enex shares acquired by Middle Bay represent 79.2% of the total outstanding Enex common shares. Enex is the general partner of Enex Consolidated Partners, L.P., a New Jersey Limited Partnership whose principal business is oil and gas production. Enex's general partner interest is 4.1%. Enex also owns an approximate 55% interest in the partnership as a limited partner.

     The cost of allocating the purchase of Enex was allocated using the purchase method of accounting based upon the fair value of the consolidating assets and liabilities of Enex with the remaining purchase price allocated to oil and gas properties. The allocation of the purchase price is summarized as follows: (in thousands)

         Working capital...........................   $       4,812
         Oil and gas properties..................            18,821
         Minority Interest..........................         (7,667)
                                                            --------
                                                      $      15,966

     The total cost of the purchase was $15.966 million. The cash portion of the cost was $1.5 million with the remaining $14.466 million derived from Middle Bay's line of credit, which has a stated interest rate of LIBOR plus 2%.

     The accompanying Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 have been prepared as if the Enex purchase had occurred on January 1, 1997 and reflect the following adjustments:

     (9) To adjust depletion, depreciation, and amortization to reflect Middle Bay's purchase price allocated to property and equipment using the production method utilized by Middle Bay.


     (10) To recognize the additional interest expense resulting from a $15.012 million loan against Middle Bay's line of credit at LIBOR plus 2%.

     (11) Middle Bay's 79.2% ownership of Enex will not permit consolidation of Enex with MIddle Bay for tax reporting purposes.

     (12) To recognize the portion of Enex's income/loss attributable to the minority interest shareholders in Enex.

SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MIDDLE BAY OIL COMPANY, INC.
                                               (Registrant)

November 12, 1998                    By:    /s/ Frank C. Turner II
                                                Frank C. Turner II
                                                Vice President and
                                             Chief Financial Officer